Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

November 13, 2018

George Scangos, Ph.D.

CEO & Director

Vir Biotechnology, Inc.

499 Illinois Street

Suite 500

San Francisco, CA 94158

Dear George,

Congratulations on your recent transaction with Brii Bio.

We understand that your Brii Bio transaction includes the grant of sublicense, license and option rights to Brii Bio with respect to the HBV Program, and potentially future other Programs, under our Collaboration and License Agreement for the territory encompassing China, Hong Kong, Taiwan and Macau. Vir’s transaction with Brii Bio is a Program Transaction under our Collaboration and License Agreement, and Alnylam is therefore entitled, among other things, to its share of Program Transaction Revenue arising from your Brii Bio transaction.

Vir has asked to restructure our agreement regarding Program Transaction Revenue arising out of Vir’s transaction with Brii Bio. This letter should memorialize Alnylam’s and Vir’s agreement with respect thereto.

Therefore, in consideration of the respective covenants and agreements in this letter, Alnylam and Vir agree as follows:

1.

Capitalized terms used in this letter and not otherwise defined have the meanings ascribed to such terms in the Collaboration and License Agreement dated as of October 2, 2017 between Vir Biotechnology, Inc. (“Vir”) and Alnylam Pharmaceuticals, Inc. (“Alnylam”) (as amended from time to time, the “Vir-Alnylam Agreement”).

2.

Vir acknowledges and agrees that the grant of rights by Vir with respect to the HBV Program, any other Program and/or any Licensed Product pursuant to the Collaboration, Option and License Agreement dated May 23, 2018 between Vir and BiiG Therapeutics Limited (d/b/a Brii Biosciences Limited) and Brii Biosciences Offshore Limited (collectively, “Brii Bio”) (as amended from time to time, the “Vir-Brii Bio Agreement”) is a Program Transaction under the Vir-Alnylam Agreement. Vir will not amend or modify the Vir-Brii Bio Agreement or the Payment and Share Purchase Agreement dated May 23, 2018 among Vir and Brii Bio (“SPA”) in any manner, or enter into any other agreement with Brii Bio, that would adversely affect any rights of Alnylam or its Affiliates with respect to the Vir-Brii Bio Agreement, any Program, any Licensed Product or to Program Transaction Revenue arising therefrom, except with Alnylam’s prior written consent.

3.

Vir and Alnylam agree that in lieu of receiving [***] of the Vir-Alnylam Agreement, Alnylam will receive [***] of all Program Transaction Revenue received by Vir or its Affiliates in connection with the Vir-Brii Bio Agreement. For clarity, such Program Transaction Revenue will include [***].

4.

For clarity, if Alnylam exercises it Profit-Sharing Option for a Licensed Product with respect to which Vir has granted rights under the Vir-Brii Bio Agreement, then Section 4.2(c) of the Vir-Alnylam Agreement continues to apply.

5.

Except to the extent explicitly provided in this letter agreement, (a) all provisions of the Vir-Alnylam Agreement remain in full force and effect, (b) Alnylam waives no right, power, remedy or privilege under the Vir-Alnylam Agreement or provided by statute, or at law or equity or otherwise, and (c) Alnylam does not release Vir or its Affiliates from their obligations under the Vir-Alnylam Agreement, including, but not limited to, their obligations to (i) comply with the sublicensing requirements of Section 6.1(c) of the Vir-Alnylam Agreement and (ii) to cause Brii Bio to comply with the obligations of a Sublicensee under the Vir-Alnylam Agreement. Without limiting the generality of the foregoing, [***].

6.

This letter agreement may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

If you are in agreement with the foregoing, please sign below and return a copy to my attention. Sincerely,

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Yvonne Greenstreet
Yvonne Greenstreet Chief Operating Officer

Acknowledged and agreed by VIR BIOTECHNOLOGY, INC.

By:	/s/ Jay Parrish
Name:	Jay Parrish, Ph.D.
Title:	Chief Business Officer
Date:	15-Nov-2018 | 13:28 EST